UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 23, 2007

Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 440

Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 417-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2007, the Board of Directors of Precision Castparts Corp. (the “Company”) elected Daniel J. Murphy as a member of the Company’s Board of Directors. Mr. Murphy was appointed to serve on the Nominating & Corporate Governance Committee. In accordance with Oregon law, Mr. Murphy will stand for election by the Company’s shareholders at the 2007 Annual Meeting of Shareholders. Mr. Murphy will receive compensation for his services in accordance with the Company’s non-employee director compensation program, which is described in the Current Report on Form 8-K filed by the Company on November 16, 2006.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with, and effective immediately prior to, the election of Mr. Murphy as a director, the Company’s Board of Directors approved an amendment to Section 2.11 of the Company’s Bylaws to increase from one to two the number of vacancies resulting from an increase in the number of directors that may be filled by the Board of Directors between annual meetings of shareholders. The amendment is reflected in the Bylaws of the Company filed as Exhibit 3.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.2	Bylaws of Precision Castparts Corp. (amended May 23, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: May 29, 2007	By:	/s/ William D. Larsson
	Name:	William D. Larsson
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)